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                                                                EXHIBIT 10(f)



                         High River Limited Partnership
                         100 South Bedford Road
                         Mount Kisco, New York  10549

                                                               November 5, 1995

New Valley Corporation
ALKI Corp.
100 S.E. Second Street
Miami, Florida  33131
Attn: Bennett S. LeBow

Dear Bennett:

        By executing this letter in the space provided below, New Valley Corporation, a New York corporation ("New Valley"), ALKI Corp., a Delaware corporation and a direct wholly-owned subsidiary of New Valley ("NV Sub") and High River Limited Partnership, a Delaware limited partnership ("High River"), each hereby agree as follows:

        1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement by and among New Valley, NV Sub and High River, dated October 17, 1995 (the "New Valley Agreement").

        2. Section 1(b)(iii) of the New Valley Agreement is hereby amended to add the following to the end of the subsection:

    "; provided, however, that neither High River nor the New Valley Group shall have any obligation to make a Second Stage Investment unless and until the New Valley Group gives notice ("Second Stage Notice") to High River of the New Valley Group's intention to proceed with and make its Second Stage Investment."

        3. Notwithstanding the terms of Sections 1(c)(ii)-(iv) of the New Valley Agreement and the letter agreement by and among New Valley, NV Sub and High River, dated October 17, 1995 (the "Letter Agreement"), following the First Stage Completion Date and prior to the earlier of (i) such time that New Valley, NV Sub and any assignee of the foregoing ("New Valley Group") beneficially own a number of shares of common stock, par value $.01 per share, of RJR Nabisco Holdings Corp. ("Shares") equal to or greater than the number of Shares beneficially owned by High River and its affiliates ("High River Group") (the "Catch Up Date") and (ii) both New Valley Group and High River Group have made investments in Shares equal to at least the Second Stage Investment (the "Second Stage Completion Date"), neither High River Group nor New Valley Group shall be obligated to make or cause to be made to the other party:
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    (i) such transfer of Shares and such payments as would have been necessary so that, after giving effect to such transfers and payments, New Valley Group and High River Group would have acquired the same number of Qualifying Shares;

    (ii) such payments as would have been necessary so that, after giving effect to such payments, New Valley Group and High River Group would have invested the same amount in Qualifying Shares (exclusive of brokerage fees and commissions incurred in such acquisitions); or

    (iii) such transfer of Non-Qualifying Shares or payment for Non-Qualifying Shares in accordance with Section 1(c)(iii) of the New Valley Agreement.

In the event that the Catch Up Date precedes the Second Stage Completion Date and following the Catch Up Date (but prior to the Second Stage Completion Date) New Valley Group purchases Shares, then (x) the parties shall calculate the aggregate number and the average price of all Qualifying Shares acquired after the Catch Up Date by New Valley Group and High River Group, respectively, on a periodic basis, with emphasis on doing so when the parties own a similar number of Shares, and make payments to one another in immediately available funds, so that after giving effect to such payments, New Valley Group and High River Group will have invested the same amount in Qualifying Shares acquired after the Catch Up Date (exclusive of brokerage fees and commissions incurred in such acquisitions); (y) New Valley Group may, in accordance with Section 1(c)(iii) of the New Valley Agreement, put to High River Non-Qualifying Shares at the Hurdle Price; and (z) the parties shall follow the even up procedures set forth in Section 1(c)(v) of the New Valley Agreement. In the event that following the Catch Up Date, New Valley does not purchase Shares, then clauses (i)-(iii) of this Paragraph 3 shall remain in effect.

        4. Section 1(d)(i) of the New Valley Agreement is hereby amended to delete the first two lines in their entirety and to substitute in lieu thereof the following:

         "Except as provided in subpart (ii) of this subparagraph (d) and except as provided in Section 9(g) of this Agreement, until the termination of this Agreement,"

        5. Notwithstanding Section 1(d) of the New Valley Agreement, if at any time subsequent to the First Stage Completion Date but prior to the Second Stage Completion Date, High River Group beneficially owns more Shares than New Valley Group, then High River Group may sell, transfer or otherwise dispose of ("Transfer") Shares beneficially owned by it, provided that following such Transfer, the number of Shares beneficially owned by High River Group would not be less than the number of Shares beneficially owned by New Valley Group, as reflected in


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New Valley Group's last written notice to High River Group in accordance with
Section 1(c)(i) of the New Valley Agreement.

        6. Section 3(b)(ii)(B) of the New Valley Agreement is hereby amended to delete the subsection in its entirety and to substitute in lieu thereof the following:

    "(B) a party hereto which is not a member of such selling or offering Group thereafter terminates this Agreement prior to or on the tenth day after the first date that such party becomes aware that such event has occurred,"

        7.       New Valley Group shall promptly make any payments due under
Section 5(d) of the New Valley Agreement and Section 4(c) of the Agreement among Brooke Group Ltd., BGLS Inc. and High River dated October 17, 1995 (the "BGL Agreement"). In the event that High River Group believes that New Valley Group has breached any of its obligations under Section 5(d) of the New Valley Agreement or Section 4(c) of the BGL Agreement, the parties shall promptly follow the procedures set forth in Section 1(c)(v) of the New Valley Agreement in order to resolve the dispute. If the Arbitrator determines that (i) New Valley Group is required to make a payment pursuant to Section 5(d) of the New Valley Agreement and/or Section 4(c) of the BGL Agreement, New Valley Group shall make or cause to be made such payment within twenty (20) days after receiving the Arbitrator's notice of decision. In the event that New Valley Group fails to make such payment within twenty (20) days after receipt of the Arbitrator's notice of decision, New Valley Group shall immediately pay or cause to be paid to High River Group an additional sum in the amount of $50 million.

        8. The first sentence of Section 9(g) of the New Valley Agreement is hereby amended to add the following to the end of the sentence:

    "; and provided, however, that the New Valley Group may assign any of its rights and interests hereunder to (i) any corporation incorporated in any state of the United States or in the District of Columbia if 100% of the shares of each class of capital stock of such corporation are owned by New Valley (a "wholly-owned New Valley subsidiary"), either directly or through one or more wholly-owned New Valley subsidiaries or (ii) any partnership, the partners of which are all wholly-owned New Valley subsidiaries; and provided, further, that no such assignment shall relieve the New Valley Group of any of its obligations hereunder."

        9. In the event that prior to February 1, 1996 (i) New Valley Group provides High River Group with notice of termination of the New Valley Agreement or BGL Group provides High River with notice of termination of the BGL Agreement at a time when a Termination Event (as defined in the BGL Agreement) set forth in Section 3(c)(vii) or 3(c)(viii) of the BGL Agreement has occurred or (ii) High River Group provides New Valley Group





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with notice of termination of the New Valley Agreement or provides BGL Group with notice of termination of the BGL Agreement at a time when a Termination Event set forth in Section 3(c)(ix)(A) of the BGL Agreement has occurred, New Valley Group shall not transfer any Shares beneficially owned by New Valley Group until February 1, 1996 in consequence of or in reliance upon such notice of termination. If the notice of termination specified in clause (i) of the preceding sentence is provided after January 16, 1996, and the aggregate number of Shares beneficially owned by High River Group exceeds the aggregate number of Shares beneficially owned by New Valley Group plus BGL Group (collectively, the "Aggregate LeBow Shares"), New Valley Group shall not Transfer any Shares beneficially owned by New Valley Group for fifteen (15) days following receipt by High River Group of New Valley Group's or BGL Group's notice of termination; provided, however, that on such date not before February 1, 1996 that the aggregate number of Shares beneficially owned by High River Group is equal to or less than the Aggregate Lebow Shares, and thereafter, New Valley Group may Transfer any Shares beneficially owned by New Valley Group.

        10. In the event that High River Group provides New Valley Group with notice of termination of the New Valley Agreement or provides BGL Group with notice of termination of the BGL Agreement at a time when a Termination Event under any of Sections 3(c)(ix)(B) through (E) of the New Valley Agreement has occurred and the aggregate number of shares beneficially owned by High River Group exceeds the Aggregate LeBow Shares, New Valley Group shall not Transfer any Shares beneficially owned by New Valley Group in consequence of or in reliance upon such notice of termination until the earlier of (i) fifteen
(15) days following receipt by New Valley Group or BGL Group of High River Group's notice of termination specified in the preceding sentence and (ii) the date that the aggregate number of Shares beneficially owned by High River Group is equal to or less than the Aggregate LeBow Shares.

        11. Nothing herein contained shall be construed to otherwise abrogate the rights and obligations of the parties to this letter agreement with respect to all other provisions of the New Valley Agreement, the BGL Agreement and the Letter Agreement.





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        If the foregoing reflects your understanding, please sign this letter below. Upon your execution hereof, this letter agreement will become a binding contract between us.

                                       Very truly yours,

                                       HIGH RIVER LIMITED PARTNERSHIP

                                       By: RIVERDALE INVESTORS CORP., INC.
                                       Its: General Partner


                                       By: /s/
                                          --------------------------------
                                       Name:
                                       Title:


Agreed to and Accepted:

NEW VALLEY CORPORATION


By:  /s/
   -----------------------------------
Name:
Title:

ALKI CORP.


By: /s/
   -----------------------------------
Name:
Title:

[Signature page for letter agreement by and among New Valley Corporation, ALKI Corp. and High River Limited Partnership, dated November 5, 1995]





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